EXHIBIT 3

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                       ADVANCED TECHNICAL PRODUCTS, INC.


                                   ARTICLE I

      The name of the Corporation is Advanced Technical Products, Inc.

                                  ARTICLE II

      The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the Corporation's registered agent is The Corporation Trust Company.

                                  ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

A.    AUTHORIZED SHARES.

      The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 32,000,000 shares, of which 2,000,000 shares shall be Preferred Stock, having a par value of $1.00 per share ("Preferred Stock"), and 30,000,000 shall be Common Stock, having a par value of $0.01 per share ("Common Stock"). The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock or Common Stock and issuance thereof in one or more classes or series without the approval of the stockholders of the Corporation.

B.    COMMON STOCK.

      1.    Relative Rights.

      The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate or certificates of designation filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.
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      2.    Voting Rights.

      Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders, except as otherwise provided in this Certificate of Incorporation or by applicable law.

      3.    Dividends.

      Whenever there shall have been paid or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then the holders of record of the Common Stock and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon.

      4.    Dissolution, Liquidation, Winding Up.

      In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Common Stock then outstanding, and all holders of any class or series of stock entitled to participate therewith in whole or in part, as to distribution of assets, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up, the full preferential amounts (if any) to which they are entitled, and shall have paid or provided for payment of all debts and liabilities of the Corporation.

C.    PREFERRED STOCK.

      1.    8% Cumulative Redeemable Preferred Stock

      Of the Preferred Stock, 1,000,000 shares shall be designated as 8% Cumulative Redeemable Preferred Stock, $1.00 par value ("8% REDEEMABLE PREFERRED"). The 8% Redeemable Preferred shall have the following preferences, relative, participating, optional and other special rights and qualifications, limitations and restrictions:

            (a) PRIORITY. The 8% Redeemable Preferred shall, upon liquidation, dissolution, or winding up, rank senior and prior to the Common Stock and any other stock issued by the Corporation and designated as junior to the 8% Redeemable Preferred (collectively, the "JUNIOR SECURITIES"). The Corporation shall not issue any stock that is ranked senior to or PARI PASSU with the 8% Redeemable Preferred with respect to the payment of dividends or upon liquidation, dissolution, or winding up.

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            (b)   DIVIDENDS.

                  (1) The holders of shares of 8% Redeemable Preferred shall be entitled to receive when, as, and if declared by the Board of Directors or a duly authorized committee thereof (an "AUTHORIZED BOARD COMMITTEE"), cumulative dividends out of funds legally available therefor, at the annual rate of $0.08 per share, and no more, in preference to dividends on shares of the Junior Securities. Such dividends shall be payable semi-annually on June 30 and December 31 of each year (each of such dates being a "DIVIDEND PAYMENT DATE," and each period between such dates (or the date of issue, if earlier) being a "DIVIDEND PERIOD,"), to stockholders of record of the 8% Redeemable Preferred on the respective date, not exceeding 60 days preceding such Dividend Payment Date, as shall be fixed for this purpose by the Board of Directors or an Authorized Board Committee in advance of payment of each particular dividend. Dividends payable on the 8% Redeemable Preferred for the initial Dividend Period and for any period less than a full period shall be computed on the basis of the actual number of days elapsed in a year of 365 days.

                  (2) Dividends on shares of 8% Redeemable Preferred shall be fully cumulative and shall accumulate (whether or not declared) from the date of issuance. Accumulated unpaid dividends for any past Dividend Periods may be declared by the Board of Directors or an Authorized Board Committee and paid on any date fixed by the Board of Directors or an Authorized Board Committee, whether or not a regular Dividend Payment Date, to holders of record on the books of the Corporation on such record date as may be fixed by the Board of Directors or an Authorized Board Committee. Holders of 8% Redeemable Preferred will not be entitled to any dividends in excess of full cumulative dividends. No interest or sum of money in lieu of interest shall be payable in respect of any accumulated unpaid dividends.

                  (3) So long as any shares of the 8% Redeemable Preferred are outstanding, the Corporation shall not (i) declare, pay, or set apart for payment any dividend or distribution on any Junior Securities (other than in shares of Junior Securities) or (ii) make any payment on account of, or set apart for payment money for, a sinking or similar fund for the purchase, redemption, retirement, or other acquisition for value of any of, or redeem, purchase, retire, or otherwise acquire for value any of, the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (except by conversion into or exchange for shares of Junior Securities), unless in each case before or concurrently with such declaration, payment, setting apart for payment, purchase, redemption, retirement, or other acquisition for value, as the case may be, all accumulated and unpaid dividends, if any, on the shares of the 8% Redeemable Preferred have been paid.

                  (4) Subject to the foregoing provisions of this SUBPARAGRAPH
            (B), the Board of Directors may declare, and the Corporation may pay or set apart for payment, dividends and other distributions on any of the Junior Securities and may purchase or otherwise acquire any of the Junior Securities or any warrants, rights,

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            calls, or options exercisable for any of the Junior Securities, and the holders of the shares of the 8% Redeemable Preferred are not entitled to share therein.

            (c)   LIQUIDATION PREFERENCE.

                  (1) Upon any voluntary or involuntary liquidation,
            dissolution, or winding up of the affairs of the Corporation, before any distribution or payment may be made to the holders of any Junior Securities, and subject to the rights of creditors and holders of shares of stock ranking senior to the 8% Redeemable Preferred, the holders of the 8% Redeemable Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders in an amount in cash of $1.00 per share, plus any accumulated and unpaid dividends thereon to the date fixed for payment of such distribution (collectively, the "LIQUIDATION PREFERENCE"). Except as provided in this SUBPARAGRAPH
            (C), holders of 8% Redeemable Preferred shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. Neither the sale of all or substantially all of the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, for purposes of this SUBPARAGRAPH (C).

                  (2) Upon any voluntary or involuntary liquidation,
            dissolution, or winding up of the affairs of the Corporation, the holders of 8% Redeemable Preferred then outstanding shall be entitled to receive payment of the Liquidation Preference only after the holders of Senior Securities outstanding at the time have received fully the amount to which they are entitled. If the assets of the Corporation available for distribution to stockholders shall be insufficient to permit the payment of the full liquidation preferences to which the holders of 8% Redeemable Preferred and the holders of any shares of capital stock of the Corporation ranking equal to or on a parity with the 8% Redeemable Preferred with respect to the distribution of assets in liquidation are entitled, then all of such assets of the Corporation shall be distributed ratably among the holders of the 8% Redeemable Preferred and the holders of any such other class of capital stock of the Corporation then outstanding and ranking equal to or on a parity with the 8% Redeemable Preferred in proportion to the respective amounts of their full liquidation preferences.

                  (3) After payment in full to the holders of the 8% Redeemable
            Preferred of the amounts distributable to them as described in this Subparagraph, the holders of the Common Stock and any other Junior Securities in respect of such distributable amounts shall be entitled, to the exclusion of the holders of the 8% Redeemable Preferred, to share ratably in the remaining assets of the Corporation in accordance with their respective rights.

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            (d)   REDEMPTION.

                  (1) To the extent the Corporation shall have funds legally available for such redemption, the Corporation, at its option, may redeem the whole or any part of the outstanding shares of 8% Redeemable Preferred, at any time or from time to time, at a per share redemption price equal to the Liquidation Preference. If less than all shares of 8% Redeemable Preferred are to be redeemed, the shares to be redeemed shall be selected pro rata (based on the number of shares of 8% Redeemable Preferred held by each holder thereof).

                  (2) Subject to the provisions of this Subparagraph and to
            applicable law, shares of 8% Redeemable Preferred shall be subject to mandatory redemption at a per share redemption price equal to the Liquidation Preference on the earlier of (i) the sixth anniversary of the date of issuance of the 8% Redeemable Preferred (the "STOCK ISSUANCE DATE"), and (ii) the date on which occurs a change in the ownership of 50% or more of the assets or the common stock of the Corporation or Technical Products Group, Inc. from the ownership of such assets and common stock on the Stock Issuance Date.

                  (3) The Corporation shall cause to be mailed to each holder of
            8% Redeemable Preferred, by overnight courier service or by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the date of any redemption pursuant to SUBPARAGRAPH (D)(1) (the "REDEMPTION DATE"), at such holder's address as the same appears on the records of the Corporation, a notice (the "REDEMPTION NOTICE") stating the date on which such redemption is to take place. Each such notice shall specify (i) the Redemption Date, (ii) the number of shares to be redeemed, and if fewer than all shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the consideration payable with respect to such redemption, and (iv) the place or places where certificates for such shares are to be surrendered for payment of such consideration. If less than all shares of 8% Redeemable Preferred represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder thereof.

                  (4) If any such notice of redemption shall have been duly
            given and if on the Redemption Date all funds necessary for such redemption shall have been set aside and shall continue to be available for payment on and after the Redemption Date upon surrender of the certificates for the shares of 8% Redeemable Preferred so called for redemption, then notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, the shares so called for redemption shall on and after such Redemption Date no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders of the certificates therefor, upon surrender thereof, to receive the amount payable on redemption thereof, without interest.

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                  (5) Any funds set aside as provided in the immediately
            preceding SUBPARAGRAPH (D)(4) and unclaimed at the end of six years from such Redemption Date shall be released to the Corporation, to be held for the benefit of such holder, after which the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof.

                  (6) Shares of 8% Redeemable Preferred redeemed, purchased, or otherwise acquired by the Corporation shall be deemed retired and may not under any circumstances thereafter be reissued or otherwise disposed of by the Corporation, and the Corporation shall from time to time, and at least once each year, cause all such shares to be canceled in the manner provided by applicable law.

                  (7) Notwithstanding anything contained herein to the contrary, no redemption payment on shares of 8% Redeemable Preferred shall be declared by the Board or paid or set apart for payment by the Corporation if any required redemption payment with respect to securities of the Corporation that are senior in rank to the 8% Redeemable Preferred shall not have been made by the Corporation or at such time as the terms and provisions of any credit agreement or note (as such agreements or notes may be amended or supplemented from time to time) entered into by the Corporation or any of its subsidiaries prohibit such redemption payment or setting apart for payment or provide that such redemption payment or setting apart for payment would constitute a breach thereof or a default thereunder.

            (e) VOTING RIGHTS. Except as expressly required by applicable law, the holders of shares of 8% Redeemable Preferred shall not have any voting rights with respect to such shares.

      2.    Undesignated Preferred Stock

            (a)   ISSUANCE, DESIGNATIONS, POWERS, ETC.

      The Board of Directors expressly is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance from time to time of the shares of Preferred Stock not otherwise designated herein in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including but without limiting the generality of the foregoing, the following:

            (1) the number of shares constituting that series and the distinctive designation of that series;

            (2) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
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            (3) whether that series shall have voting rights, in addition to voting rights provided by law, and, if so, the terms of such voting rights;

            (4) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

            (5) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

            (6) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

            (7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

            (8) any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

      (b)   Dissolution, Liquidation, Winding Up.

      In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the certificate of designations or by the resolution or resolutions of the Board of Directors providing for the issuance of such series.

                                   ARTICLE V

A.    CLASSIFICATION.

      Except as may be provided in the certificate of designations relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by or pursuant to the By-laws of the Corporation. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock voting separately by class or series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each initial director in Class I shall hold office for a term expiring at the 1997 annual meeting of stockholders, each initial director in Class II shall hold office initially for a term expiring at the 1998 annual meeting of stockholders, and each initial director in Class III shall hold office for a term expiring at the 1999 annual meeting of stockholders. Notwithstanding the foregoing provisions of Section A, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of

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stockholders, the successors to the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election but in any event until any such director's successor has been duly elected and qualified or until any such director's earlier death, resignation or removal.

B.    REMOVAL.

      1. Except as may be provided in a certificate of designations relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause (as defined in Section B(2) hereof) and only by the affirmative vote, at an annual meeting of the stockholders or a special meeting of the stockholders called for such purpose, of not less than two-thirds of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and, in the case of a removal proposed at a special meeting, only if notice of the proposal was contained in the notice of the meeting. The person proposing the removal of a director shall provide written notice to the director of the proposal and of the facts alleged to constitute cause for the removal. In the event that the stockholders are provided with at least 40 days' notice of the meeting, the written notice to the director shall be delivered at least 30 days before the meeting. In the event that the stockholders are provided with less than 40 days' notice of the meeting, the written notice to the director shall be delivered no later than 10 days after the stockholders are provided with written notice of the meeting. Any vacancy in the Board of Directors resulting from any such removal or otherwise shall be filed only by vote of a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until such director's successor shall be elected and qualified or until such director's earlier death, resignation or removal.

      2. For purposes of this Section B(2), "cause" shall mean (i) conduct as a director of the Corporation or any subsidiary involving dishonesty of a material nature; (ii) willful conduct by the director that is demonstrably or materially injurious to the Corporation, monetarily or otherwise; or (iii) conduct by the director that results in a felony conviction, including a conviction resulting from a plea of NOLO CONTENDERE. No act, or failure to act, on the director's part shall be deemed "willful" unless done, or omitted to be done, by the director not in good faith and without reasonable belief that the director's action or omission was in the best interest of the Corporation.

C.    CHANGE OF AUTHORIZED NUMBER.

      In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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                                  ARTICLE VI

      Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                  ARTICLE VII

      In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter and repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors. In order for the stockholders of the Corporation to exercise their power to alter or repeal any By-law made by the Board of Directors, the action must be approved by the holders of at least two-thirds of the issued and outstanding shares of the Corporation's Common Stock.

                                 ARTICLE VIII

      A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

      Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omissions occurring prior to such repeal or modification.

                                  ARTICLE IX

      The Corporation shall indemnify to the full extent permitted by law (such as it presently exists or may hereafter be amended) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director of officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

      Any repeal or modification of the foregoing paragraph shall not adversely affect any right to indemnification provided hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                   ARTICLE X

      Subject to any affirmative vote required by law, the affirmative vote of not less than eighty percent of the Voting Stock (as hereinafter defined) shall be required for the adoption or authorization of a Business Combination (as hereinafter defined), unless:

      (1) Two-thirds of the Disinterested Directors (as hereinafter defined) determine that:
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            (i) The Interested Stockholder (as hereinafter defined) is the beneficial owner (as hereinafter defined) of not less than eighty percent of the Voting Stock and has declared its intention to vote in favor of or approve such Business Combination; or

            (ii) (A) The fair market value of the consideration per share to be received or retained by the holders of each class or series of stock of the Corporation in the Business Combination is equal to the highest price per share (including brokerage commissions, transfer taxes and soliciting dealer's fees) paid by such Interested Stockholder for any shares of such class of stock previously within the two-year period prior to the Business Combination, whether before or after the Interested Stockholder became an Interested Stockholder, and
(B) the Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation, whether in anticipation of or in connection with Business Combination or otherwise; or

      (2) The Business Combination has been approved by two-thirds of the Disinterested Directors.

      In the event any vote of the holders of Voting Stock is required for the adoption or approval of any Business Combination, a proxy or information statement describing the Business Combination and complying with the requirements of the 1934 Act (as hereinafter defined) shall be mailed at a date determined by the Disinterested Directors to all stockholders of the Corporation whether or not such statement is required under the 1934 Act. The statement shall contain any recommendations as to the advisability (or inadvisability) of the Business combination which the Disinterested Directors, or any of them, may choose to state and, if deemed advisable by the Disinterested Directors, an opinion of a reputable national investment banking firm as to the fairness of the terms of such Business Combination. Such firm shall be selected by two-thirds of the Disinterested Directors and paid a reasonable fee for its services by the Corporation as approved by the Disinterested Directors.

      For purposes of this Article:

            (i) "Affiliate" and "beneficial owner" are used herein as defined in Rule 12b-2 and Rule 13d-3, respectively, under the Securities and Exchange Act of 1934, as amended, as in effect on March 16, 1987 ("1934 Act"). The term "Affiliate" as used herein shall exclude the Corporation, but shall include the definition of "Associate" as contained in said Rule 12b-2.

            (ii) An "Interested Stockholder" is a Person (as hereinafter defined) other than the Corporation or any subsidiary who is (A) the beneficial owner, directly or indirectly of ten percent or more of the capital stock of the Corporation entitled to vote generally for the election of directors ("Voting Stock"), or (B) an Affiliate of the Corporation and either (1) at any time within a two-year period prior to the record date to vote on a Business Combination was the beneficial owner, directly or indirectly of ten percent or more of the Voting Stock, or (2) at the completion of the Business Combination will be the beneficial owner of ten percent or more of the Voting Stock.

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            (iii) A "Person" is a natural person or a legal entity of any kind, together with an Affiliate of such person or entity, or any person or entity with whom such person, entity or an Affiliate has any agreement or understanding relating to acquiring, voting or holding Voting Stock.

            (iv) A "Disinterested Director" is a member of the Board of Directors of the Corporation (other than the Interested Stockholder) who was a director prior to the time the Interested Stockholder became an Interested Stockholder, or any director who was recommended for election by the Disinterested Directors. Any action to be taken by the Disinterested Directors shall require the affirmative vote of at least two-thirds of the Disinterested Directors.

            (v) A "Business Combination" is (A) a merger of consolidation of the Corporation or any of its subsidiaries with or into an Interested Stockholder;
(B) the sale, lease, exchange, pledge, transfer or other disposition (1) by the Corporation or any of its subsidiaries of all or a Substantial Part of the Corporation's Assets to an Interested Stockholder, or (2) by an Interested Stockholder of any of its assets, except in the ordinary course of business, to the Corporation or any of its subsidiaries; (C) the issuance of stock or other securities of the Corporation or any of its subsidiaries to an Interested Stockholder, other than on a pro rate basis to all holders of Voting Stock of the same class held by the Interested Stockholder pursuant to a stock split, stock dividend or distribution of warrants or rights; (D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder; (E) any reclassification of securities, recapitalization, merger or consolidation or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of any Voting Stock beneficially owned by an Interested Stockholder; or (F) any agreement, contract or other arrangement providing for any of the foregoing transactions.

            (vi) A "Substantial Part of the Corporation's Assets" shall mean assets of the Corporation or any of its subsidiaries in an amount equal to 50 percent or more of the fair market value, as determined by the Disinterested Directors, of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is made.

                                  ARTICLE XI

      Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders, and may not be effected by any consent in writing by such stockholder, unless such consent in unanimous.

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